UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2010
TECUMSEH PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1136 Oak Valley Drive
Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     The Company has fixed the close of business on March 2, 2010 as the record date for shareholders entitled to notice of and to vote at the 2010 annual meeting of shareholders (the “Annual Meeting”), which will be held on Wednesday, April 28, 2010.
     The Annual Meeting is being held more than 30 days before the anniversary of the Company’s prior annual meeting of shareholders held on August 14, 2009. As a result, certain notice deadlines provided in the Company’s proxy statement/prospectus, dated July 10, 2009, under the heading “Submission of Shareholder Proposals” have changed.
     If a shareholder intends to present any proposal for inclusion in the Company’s proxy statement in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, for consideration at the Annual Meeting, the proposal must be received by the Secretary of the Company, at the Company’s principal office, by February 18, 2010. Such proposal must also meet the other requirements of the rules of the United States Securities and Exchange Commission relating to shareholders’ proposals.
     The Company’s bylaws contain advance notice provisions that a shareholder must follow to nominate a person for election to the Company’s Board of Directors or to present any other proposal at an annual meeting of shareholders. These provisions require, among other things, that the shareholder give timely notice to the Company of the nomination or other proposed business, that the notice contain specified information about the nominee or proposal and the shareholder and that the shareholder comply with certain other requirements. Generally, in the case of an annual meeting of shareholders, a shareholder’s notice in order to be timely must be in writing and delivered, including by first class U.S. mail or electronic transmission, to the Secretary of the Company, and received at the Company’s principal office, not later than 60 days nor earlier than 90 days before the first anniversary of the prior year’s annual meeting; however, in the event that the annual meeting is called for a date that is not within 20 days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which the notice of the date of the annual meeting is mailed, transmitted electronically, or publicly disclosed, whichever occurs first. If a shareholder’s nomination or proposal is not in compliance with the procedures set forth in the Company’s bylaws, the Company may disregard such nomination or proposal.
     In accordance with the bylaws, since the Annual Meeting date is not within 20 days before or after the anniversary date of last year’s annual meeting, notice by a shareholder must be delivered no later than the close of business on the tenth day after the date of this Form 8-K. Accordingly, if a shareholder of the Company intends, at the Annual Meeting, to nominate a person for election to the Company’s Board of Directors or to propose other business, the shareholder must deliver a notice of such nomination or proposal to the Company not later than the close of business on February 18, 2010, and comply with the requirements set forth in the Company’s bylaws. If a shareholder submits a proposal outside of Rule 14a-8 for the Annual Meeting and such proposal is delivered outside the time frame specified in the Company’s bylaws (and in some cases, even if it is delivered within the time frame specified in the Company’s bylaws), the Company’s proxy may confer discretionary authority on persons being appointed as proxies on behalf of the Company to vote on such proposal.

     Notices should be addressed in writing to:
Tecumseh Products Company
1136 Oak Valley Drive
Ann Arbor, Michigan 48108
Attn: Lynn Dennison, Secretary

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY
Date: February 8, 2010	By	/s/ James Wainright
James Wainright
President and Chief Executive Officer

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